UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

YIELD10 BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way,
Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	YTEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Yield10 Bioscience, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on September 25, 2023, stating that for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until March 25, 2024, to regain compliance with the Minimum Bid Price Rule. The Company was unable to regain compliance with the Minimum Bid Price Rule prior to the expiration of the 180 calendar day period.

Also as previously reported, the Company participated in a hearing before the Nasdaq Hearings Panel (the "Panel") on February 6, 2024. On February 13, 2024, the Company was notified by the Panel that it had been granted an additional extension to remain listed on The Nasdaq Capital Market until May 13, 2024, subject to certain conditions. These conditions include that the Company provide a written update on the status of its plans to obtain financing and strengthen its balance sheet by March 15, 2024, as well as provide prompt notification of any significant events during the period of extension that may affect the Company's compliance with Nasdaq requirements. The Company provided this update to Nasdaq on March 14, 2024.

On March 26, 2024, the Company received written notice (the “Notice”) from the Staff stating that the Company is not eligible for a second 180 day compliance period for the Minimum Bid Price Rule deficiency because the Company does not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market. The Notice indicates that the Company must present its views with respect to this deficiency to the Panel in writing no later than April 2, 2024, which it intends to do. Among other measures, the Company intends to schedule a special meeting of its shareholders for April 26, 2024 to approve a reverse stock split, in order to increase the price of its common stock to a level that will satisfy the Minimum Bid Price Rule.

There continues to be no immediate effect on the listing of the Company’s common stock, which continues to trade on The Nasdaq Capital Market under the symbol “YTEN.” The Company is working diligently to satisfy, and intends to regain compliance with, the Minimum Bid Price Rule. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule or that Nasdaq will grant the Company a further extension of time to achieve compliance with the Minimum Bid Price Rule. The Company intends to continue to monitor its closing bid price for its common stock and will continue considering all available options to comply with the Minimum Bid Price Rule as may be necessary.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others, the failure to submit a timely appeal to Nasdaq, the ability to regain compliance with the Minimum Bid Price Rule in the future, the ability to meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other risks, uncertainties and factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report for the year ended December 31, 2022 on Form 10-K, filed with the SEC on March 14, 2023. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this report as of the date hereof and assumes no obligations to update the information included in this report or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: March 29, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer

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